Exhibit 10.1

SECOND AMENDMENT
TO
BRIDGE LOAN AGREEMENT

This Second Amendment to Bridge Loan Agreement (this “Amendment”) is entered into as of April 15, 2026, by and among Botman Bloembollen B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Botman”), Mr. W.J. Jansen, an individual (“Jansen”), Mr. H.J. Strengers, an individual (“Strengers” and, together with Botman and Jansen, collectively, the “Lenders”), and TULP 24.1, LLC, a Delaware limited liability company (“US Borrower”), and Tulipa Acquisitie Holding B.V. dba Bloomia, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“NL Borrower” and, together with US Borrower, collectively, the “Borrowers”).

RECITALS

The Lenders and the Borrowers are parties to that certain Bridge Loan Agreement dated February 22, 2024 with respect to certain loans made by the Lenders in the original aggregate principal amount of USD $12,750,275, as amended by that certain First Amendment to Bridge Loan Agreement dated January 19, 2026 (as amended, the “Agreement”). Unless otherwise defined herein, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Parties desire to (i) amend the Agreement in accordance with the terms of this Amendment and (ii) subject to the terms and conditions set forth herein, have the Borrowers provide certain releases to the Lenders in relation thereto.

NOW, THEREFORE, the Parties agree as follows:

1.Section 5.8 of the Agreement is hereby amended and restated in its entirety as following:

5.8(a)Notwithstanding anything in this Section 5 or elsewhere in this Agreement to the contrary, subject to the Subordination Agreement, the Borrowers shall have the right to prepay the Loans in full at a discount (the “Discounted Prepayment”) in the aggregate amount of USD $7,330,000 (the “Discounted Prepayment Amount”), subject to all of the following:

(i) As a condition to Borrowers’ eligibility for the Discounted Prepayment, Borrowers shall be required to make a payment to the Lenders in an aggregate amount of not less than USD $4,800,000 on or before April 15, 2026 (the amount of such payment, whether equal to or greater than USD $4,800,000, the “Initial Discounted Prepayment Amount”), which Initial Discounted Prepayment Amount shall be without any Interest, indemnity, penalty, or premium due in respect thereof.  The amount equal to the difference between (x) the Discounted Prepayment Amount minus (y) the Initial Discounted Prepayment Amount is referred to herein as the “Discounted Prepayment Balance”.

(ii) Commencing on April 16, 2026, the Discounted Payment Balance shall accrue Interest at the annual rate of twelve percent (12%) (the “Interim Interest Charge”).

(iii) Borrowers shall have until May 27, 2026 to pay all or any portion of the Discounted Prepayment Balance.  Any such payment shall be accompanied by payment of the accrued and unpaid Interim Interest Charge applicable to the amount of Discounted Prepayment Balance paid. Except for payment of the applicable Interim Interest Charge in accordance with the immediately preceding sentence, any such payment of all or part of the Discounted Prepayment Balance shall be without any Interest, indemnity, penalty, or premium due in respect thereof. For clarity, if Borrowers pay the entire Discounted Prepayment Balance, plus all accrued and unpaid Interim Interest Charge thereon, on or before May 27, 2026, the Loans (including, without limitation, any and all accrued Interest) shall be deemed paid in full and all other indebtedness of the Borrowers under this Agreement shall be indefeasibly and irrevocably discharged, released, terminated, and satisfied in full, as set forth in greater detail in Section 5.8(d) below. Any portion (up to the full amount) of the Discounted Prepayment Balance that is not paid by May 27, 2026 is referred to herein as the “Unpaid Discounted Prepayment Balance”.

(iv) If the Discounted Prepayment Balance, plus all accrued and unpaid Interim Interest Charge thereon, is not paid in full on or before May 27, 2026, then (A) the total outstanding balance of the Loans shall, effective as of May 28, 2026, be deemed to equal an amount (the “Reduced Balance”) calculated as (x) $15,097,053 multiplied by (y) the Unpaid Discounted Prepayment Balance Ratio, and (B) the Reduced Balance shall, commencing effective as of April 16, 2026, accrue Interest in accordance with Section 6 of this Agreement and shall thereafter be payable by Borrowers in accordance with Sections 5.1 through 5.7, inclusive, of this Agreement. For purposes of the foregoing calculation, “Unpaid Discounted Prepayment Balance Ratio” means an amount equal to the quotient of (a) the Unpaid Discounted Prepayment Balance divided by (b) the Discounted Prepayment Amount.

(b)The Borrowers shall make all payments of the Discounted Prepayment Amount and, if applicable, the Reduced Balance to the Lenders pro-rata for their relevant Proportion, irrespective of which Borrower has entered into each Loan.

(c)As a condition to Borrowers’ right to the Discounted Prepayment, effective upon and subject to Borrowers paying the Initial Discounted Prepayment Amount on or before April 15, 2026, the Borrowers release the Lenders from any and all (potential or actual) liability in respect of (i) the Warranties (as defined in the Share Purchase Agreement dated 21 February 2024 between the Borrowers (as Purchaser and US Purchaser), and the Lenders (as the Sellers) (hereinafter the “SPA”) as well as (ii) the Indemnities specified in Clause 11.1 of the SPA, in each case to the extent such liabilities (A) remain outstanding as of the date the Borrowers pay the Initial Discounted Prepayment Amount, or (ii) arise at any time after the date the Borrowers pay the Initial Discounted Prepayment Amount (collectively, the “Released Claims”).

(d)Subject to and effective upon Borrowers’ payment in full of the Discounted Prepayment Amount (in accordance with Sections 5.8(a)(i) and 5.8(a)(iii) above) or payment in full of the Remaining Balance (in accordance with Sections 5.8(a)(iv) above), (i) the Loans (including, without limitation, any and all accrued Interest) shall be deemed paid in full and all other indebtedness of the Borrowers under this Agreement shall be indefeasibly and irrevocably discharged, released, terminated, and satisfied in full, (ii) all guaranties supporting this Agreement shall be indefeasibly and irrevocably discharged, released, and terminated in full with no further action on any Party’s part, (iii) all pledges and any other security for this Agreement shall be indefeasibly and irrevocably discharged, released, and terminated in full with no further action on any Party’s part, (iv) any and all other obligations of each of the Borrowers and Lendway, Inc., together with any of their respective subsidiaries or affiliates, under this Agreement shall be indefeasibly and irrevocably discharged, released, terminated, and satisfied in full, (v) any liability of the Lenders in respect of the Released Claims shall be indefeasibly and irrevocably released and terminated in full, with no further action on any Party’s part, and (f) this Agreement shall be terminated, canceled, and of no further force and effect (with the exception of the release by Borrowers of the Released Claims as set out hereinabove).

(e)For clarity, the release of the Released Claims shall only be effective if the Borrowers pay the Initial Discounted Prepayment Amount on or before April 15, 2026, and shall not be effective if Borrowers remain obligated to pay the Loans in full pursuant to the other provisions of this Section 5 (the “Original Payment Terms”).

2.Upon payment or prepayment of the Loans, Lenders agree to promptly execute and deliver such terminations, releases, and other agreements and documents as Borrowers or Lendway, Inc. may reasonably request to evidence payment of the Loans and the release, discharge, and termination of any guaranties, pledges, and other security interests supporting the Loans or the Agreement.

3.Subject to the Borrowers paying the Initial Discounted Prepayment Amount on or before April 15, 2026 (such that the release of the Released Claims becomes effective), Borrowers agree to promptly execute and deliver such releases and other agreements and documents as Lenders may reasonably request to document or evidence the release of the Released Claims. The foregoing obligations shall not apply if the Borrowers remain obligated to pay the Loans in full pursuant to the Original Payment Terms.

4.The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.

5.This Amendment may be signed in any number of counterparts, each of which, when executed by one or more of the Parties, shall constitute an original. Delivery of an executed counterpart of a signature page of this Amendment by .pdf or other electronic transmission shall be effective as delivery of an original counterpart of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

THE LENDERS:

BOTMAN BLOEMBOLLEN B.V.

By: /s/ Nico Botman

Name: Nico Botman

Title: Owner

/s/ W. F. Jansen

W.F. Jansen

/s/ H. J. Strengers

H.J. Strengers

BORROWERS:

TULP 24.1, LLC

By: /s/ Elizabeth McShane

Name: Elizabeth McShane

Title: Chief Financial Officer

TULIPA ACQUISITIE HOLDING B.V.

By: /s/ Elizabeth McShane

Name: Elizabeth McShane

Title: Chief Financial Officer